For Immediate Release

NEWTEK FILES PATENT FOR NEWTRACKER ™

WEB BASED PROPRIETARY REFERRAL SYSTEM
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New York, N.Y. - September 11, 2006 - Newtek Business Services, Inc. (NASDAQ:NKBS) (www.newtekbusinessservices.com), a provider of business services and financial products to the small business market, announced today that it filed a patent application with the United States Patent Office for its NewTracker™ proprietary web based referral system. The patent application describes a method of processing, tracking and reporting referral data in association with operation of a referral processing system.

The NewTracker™ web based referral system is used by Newtek’s alliance partners, including Merrill Lynch, UBS, the Credit Union National Association with its 8,780 credit unions and 8 million members, the Navy Federal Credit Union with 2.5 million members, General Motors Minority Dealers Association and others to provide business services and financial products to their small and medium size business customers.

“The filing of this business method patent application is the culmination of five (5) years of development which combines unique algorithmic linking of multiple forms of CRM, PRM and Extranet approaches to provide various business and financial service offerings to a diverse set of clientele while ensuring regulatory and security compliance to all users”, said C. J. Brunet, inventor and Newtek’s Executive Vice President of Strategic Planning and Marketing.

"We have filed this patent application to protect Newtek’s valuable intellectual property” remarked Barry Sloane, Newtek’s Chairman and CEO. Our proprietary web based referral system is a major differentiator. NewTracker™ promotes secure, timely interaction between an alliance partner, Newtek processing personnel, sales and marketing personnel and the end client. It allows us to harness the power of our alliance partners’ distribution without turning our alliance partner into specialists in SBA Lending, Data Storage, Electronic Payment Processing, Web Hosting, Personal and Commercial Insurance or having them deal with cumbersome paperwork. This technology allows simple easy use of our services by our alliance partners and their clients to meet the needs of small and medium sized businesses anywhere in the United States. Most of all NewTracker™ provides a complete, secure window for a Merrill Lynch financial associate, Credit Union executive or any other alliance partner into our back office operation and gives a “bar code” to a service offering.”

 About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor of business services and financial products to the small to medium-sized business market. According to the SBA, there are over 23 million small businesses in the United States which in total represent 99.7% of all employers, generate 60 - 80 percent of all new jobs annually and generate more than 50% of non-farm GDP. Since 1999, Newtek has helped these business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its 65,000 customers with access to financial, management and technological resources that enable them to better grow and compete in today’s marketplace. Newtek’s products and services include:

•	Newtek Small Business Finance: U.S. government-guaranteed small business lending services;
•	Newtek Merchant Solutions: electronic merchant payment processing solutions;
•	Newtek Insurance Agency: commercial and personal insurance;
•	Newtek Web Hosting: domain registration, hosting, web design and development;
•	Newtek Data Storage Services: data backup, archival and retrieval services;
•	Newtek Financial Information Systems: outsourced digital bookkeeping; and
•	Newtek Tax Services: tax filing, preparation and advisory services.

Statements in this press release including statements regarding Newtek's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management's current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov

Contacts:

Newtek Business Services

 Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com